Exhibit 99.1

For Immediate Release

Isabella Bank Corporation

401 North Main Street

Mt. Pleasant, MI 48858-1649

FOR MORE INFORMATION, CONTACT:

Mary Olivieri, Community Relations Director

Phone: 989-779-6309        Fax: 989-775-5501

ISBA Announces Second Quarter 2013 Dividend

Mt. Pleasant, Michigan, May 23, 2013 – Richard Barz, Chief Executive Officer of Isabella Bank Corporation (ISBA), announced today that the Corporation’s Board of Directors declared a second quarter cash dividend of $0.21 per share – a 5.00% increase from second quarter 2012 – at its regular meeting held on May 22, 2013. The dividend will be payable on June 28, 2013 to shareholders of record as of June 24, 2013. The closing stock price for ISBA on May 22, 2013 was $24.79.

For more information about Isabella Bank Corporation, visit the Investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.”